EXHIBIT 10.4


                                    AGREEMENT
                                    ---------

          AGREEMENT, dated this 1st day of May, 1997, between ML Bancorp, Inc. (the "Corporation") and Dennis S. Marlo (the "Executive).

                                   WITNESSETH

          WHEREAS, the Executive is presently an officer of the Corporation and Main Line Bank (the "Bank") (together, the "Employers");

          WHEREAS, the Employers desire to be ensured of the Executive's continued active participation in the business of the Employers, and the Bank currently has an agreement with the Executive dated January 6, 1995, which is being concurrently amended;

          WHEREAS, in accordance with Office of Thrift Supervision ("OTS") Regulatory Bulletin 27a, the Corporation and the Bank desire to enter into separate agreements with the Executive with respect to his employment by each of the Employers; and

          WHEREAS, in order to induce the Executive to remain in the employ of the Employers and in consideration of the Executive's agreeing to remain in the employ of the Employers, the parties desire to specify the severance benefits which shall be due the Executive by the Corporation in the event that his employment with the Corporation is terminated under specified circumstances;

          NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

          1. Definitions. The following words and terms shall have the meanings
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set forth below for the purposes of this Agreement:

             (a) Average Annual Compensation. The Executive's "Average Annual
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Compensation" for purposes of this Agreement shall be deemed to mean the average level of compensation paid to the Executive by the Employers or any subsidiary thereof during the most recent five taxable years preceding the Date of Termination, including Base Salary and bonuses under any employee benefit plans of the Employers.

             (b) Base Salary. "Base Salary" shall have the meaning set forth in
                 -----------
Section 3(a) hereof.

             (c) Cause. Termination of the Executive's employment for "Cause"
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shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement.

             (d) Change in Control of the Corporation. "Change in Control of the
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Corporation" shall mean a change in control of a nature than would be required to be reported in


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response to Item (9e) of Schedule 14A of Regulation 14A promulgated under the
Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not the Corporation is registered under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the corporation representing 25% or more of the combined voting power of the corporation's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

             (e) Code. "Code" shall mean the Internal Revenue Code of 1986, as
                 ----
amended.

             (f) Date of Termination. "Date of Termination" shall mean (i) if
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the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

             (g) Disability. Termination by the Corporation of the Executive's
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employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

             (h) Good Reason. Termination by the Executive of the Executive's
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employment for "Good Reason" shall mean termination by the Executive following a Change in Control of the Corporation based on:

                  (i) Without the Executive's express written consent, a reduction by either of the Employers in the Executive's Base Salary as the same may be increased from time to time or, except to the extent permitted by Section 3(b) hereof, a reduction in the package of fringe benefits provided to the Executive, taken as a whole;

                  (ii) The principal executive office of either of the Employers is relocated outside of the Villanova, Pennsylvania area or, without the Executive's express written consent, either of the Employers requires the Executive to be based anywhere other than an area in which the Employers' principal executive office is located, except for required travel on business of the Employers to an extent substantially consistent with the Executive's present business travel obligations;

                  (iii) Any purported termination of the Executive's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (j) below; or

                  (iv) The failure by the Corporation to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 9 hereof.

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             (i) IRS. IRS shall mean the Internal Revenue Service.
                 ---

             (j) Notice of Termination. Any purported termination of the
                 ---------------------
Executive's employment by the Corporation for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specified a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Corporation's termination of Executive's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in Section 10 hereof.

             (k) Retirement. "Retirement" shall mean voluntary termination by
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The Executive in accordance with the Employers' retirement policies, including early retirement, generally applicable to their salaried employees.

     2. Term of Employment.
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        (a) The Corporation hereby employs the Executive as President and Chief
Executive Officer and Executive hereby accepts said employment and agrees to render such services to the Corporation on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall be for three years, commencing on the date of this Agreement and, upon approval of the Board of Directors of the Corporation, shall extend for an additional year on each annual anniversary of the date of this Agreement such that at any time the remaining term of this Agreement shall be from two to three years. Prior to the first annual anniversary of the date of this Agreement and each annual anniversary thereafter, the Board of Directors of the Corporation shall consider and review (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including the Executive's performance hereunder) extension of the term under this Agreement, and the term shall continue to extend each year if the Board of Directors approves such extension unless the Executive gives written notice to the Corporation of the Executive's election not to extend the term, with such written notice to be given not less than thirty (30) days prior to any such anniversary date. If the Board of Directors elects not to extend the term, it shall give written notice of such decision to the Executive not less than thirty (30) days prior to any such anniversary date. If any party gives timely notice that the term will not be extended as of any annual anniversary date, then this Agreement shall terminate at the conclusion of its remaining term. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

        (b) During the term of this Agreement, the Executive shall perform such executive services for the Corporation as may be consistent with his titles and from time to time assigned to him by the Corporation's Board of Directors.
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     3. Compensation and Benefits.
        -------------------------

        (a) The Employers shall compensate and pay Executive for his services during the term of this Agreement at a minimum base salary of $330,000 per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Employers and may not be decreased without the Executive's express written consent. In addition to this Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Boards of Directors of the Employers.

        (b) During the term of the Agreement, Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employers, to the extent commensurate with his then duties and responsibilities, as fixed by the Boards of Directors of the Employers. The Corporation shall not make any changes in such plans, benefits or privileges which would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the corporation and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other executive officer of the Corporation. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 3(a) hereof.

        (c) During the term of this Agreement, Executive shall be entitled to paid annual vacation in accordance with the policies as established from time to time by the Boards of Directors of the Employers, which shall in no event be less than four weeks per annum. Executive shall not be entitled to receive any additional compensation from the Employers for failure to take a vacation, nor shall Executive be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Boards of Directors of the Employers.

        (d) During the term of this Agreement, the Employers shall continue to provide the Executive with the automobile he presently drives. The Employers shall be responsible and shall pay for all costs of insurance coverage, repairs, maintenance and other incidental expenses, including license, fuel and oil. The Employers shall provide the Executive with a replacement automobile of a similar type as selected by the Executive at approximately the time that his present automobile reaches (3) years of age and approximately every three (3) years thereafter, upon the same terms and conditions.

        (e) During the term of this Agreement, the Employers shall pay the Executive's annual membership dues at one (1) club of his choice.

        (f) The Employers shall provide continued medical insurance for the benefit of the Executive and his spouse until the Executive shall have attained the age of 66, and such insurance shall be comparable to that which is provided to the Executive as of the date of this Agreement notwithstanding anything to the contrary in this Agreement.

        (g) In the event of the Executive's death during the term of this Agreement, his spouse, estate, legal representative or named beneficiaries (as directed by the


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Executive in writing) shall be paid on a monthly basis the Executive's annual compensation from the Employer at the rate in effect at the time of the Executive's death for a period of twenty-four (24) months from the date of the Executive's death.

        (h) The Executive's compensation, benefits and expenses shall be paid by the Corporation and the Bank in the same proportion as the time and services actually expended by the Executive on behalf of each respective Employer.

     4. Expenses. The Employers shall reimburse Executive or otherwise provide
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for or pay for all reasonable expenses incurred by Executive in furtherance of, or in connection with the business of the Employers, including, but not by way of limitation, automobile expenses described in Section 3(d) hereof, and traveling expenses, and all reasonable entertainment expenses (whether incurred at the Executive's residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Boards of Directors of the Employers. If such expenses are paid in the first instance by Executive, the Employers shall reimburse the Executive therefore.

     5. Termination.
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        (a) The Corporation shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause, Disability or Retirement, and Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

        (b) In the event that (i) Executive's employment is terminated by the Corporation for Cause, Disability or Retirement, or (ii) Executive terminates his employment hereunder other than for Good Reason, Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination, except as provided for in
Section 3(f) in the event of termination for Disability or Retirement.

        (c) In the event that (i) Executive's employment is terminated by the Corporation for other than Cause, Disability, Retirement or the Executive's death or (ii) such employment is terminated by the Executive (a) due to a material breach of this Agreement by the Corporation, which breach has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the Employers, or (b) for Good Reason, then the Corporation shall

           (A) pay to the Executive, in thirty-six (36) equal monthly installments beginning with the first business day of the month following the Date of Termination, a cash severance amount equal to three (3) times that portion of the Executive's Base Salary paid by the Corporation, and

          (B) maintain and provide for a period ending at the earlier of (i) the expiration of the remaining term of employment pursuant hereto prior to the Notice of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements offered by the Corporation in which the Executive was entitled to


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          participate immediately prior to the Date of Termination (other than stock option and restricted stock plans of the employers), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (B) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Corporation shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

          (d) In the event of the failure by either of the employers to elect or to re-elect or to appoint or to re-appoint the Executive to the offices of President and Chief Executive Officer of the Employers or a material adverse change made by either of the employers in the Executive's functions, duties or responsibilities as President and Chief Executive Officer of the Employers without the Executive's express written consent, the Executive shall be entitled to terminate his employment hereunder and shall be entitled to the payments and benefits provided for in Section 5(c)(A) and (B).

     6. Payment of Additional Benefits under Certain Circumstances.
        ----------------------------------------------------------

          (a) If the payments and benefits pursuant to Section 5 hereof, either alone or together with other payments and benefits which Executive has the right to receive from the Employers (including, without limitation, the payments and benefits which Executive would have the right to receive from the Bank pursuant to Section 5 of the Agreement between the Bank and Executive dated May 1, 1997 ("Bank Agreement"), before giving effect to any reduction in such amounts pursuant to Section 6 of the Bank Agreement) would constitute a "parachute payment" as defined in Section 280G(b)(2) of the Code (the "Initial Parachute Payment," which includes the amounts paid pursuant to clause (A) below), then the Corporation shall pay to the Executive, in thirty-six (36) equal monthly installments beginning with the first business day of the month following the Date of Termination, a cash amount equal to the sum of the following:

              (A) the amount by which the payments and benefits that would have otherwise been paid by the Bank to the Executive pursuant to Section 5 of the Bank Agreement are reduced by the provisions of Section 6 of the Bank Agreement;

              (B) twenty (20) percent (or such other percentage equal to the tax rate imposed by Section 4999 of the Code) of the amount by which the Initial Parachute Payment exceeds the Executive's "base amount" from the Employers, as defined in Section 280(b)(3) of the Code, with the difference between the Initial Parachute Payment and the Executive's base amount being hereinafter referred to as the "Initial Excess Parachute Payment;"

              (C) such additional amount (tax allowance) as may be necessary to compensate the Executive for the payment by the Executive of state and federal income and excise taxes on the payment provided under clause
          (B) above and on any payments under this clause (C). In computing such tax allowance, the payment to be made under clause (B) above shall be multiplied by the "gross up percentage" ("GUP"). The GUP shall be determined as follows:

                                       Tax Rate
                              GUP = _______________
                                      1-Tax Rate

         The Tax Rate for purposes of computing the GUP shall be the highest marginal federal and state income and employment-related tax rate, including any applicable excise tax rate, applicable to the Executive in the year in which the payment under clause (B) above is made.

        (b) Notwithstanding the foregoing, if it shall subsequently be determined in a final judicial determination or a final administrative settlement to which the Executive is a party that the actual excess parachute payment as defined in Section 280G(b)(1) of the Code is different from the Initial Excess Parachute Payment (such different amount being hereafter referred to as the "Determinative Excess Parachute Payment"), then the Corporation's independent tax counsel or accountants shall determine the amount (the "Adjustment Amount") which either the Executive must pay to the Corporation or the Corporation must pay to the Executive in order to put the Executive (or the Corporation, as the case may be) in the same position the Executive (or the Corporation, as the case may be) would have been if the Initial excess Parachute Payment had been equal to the Determinative Excess Parachute Payment. In determining the Adjustment Amount, the independent tax counsel or accountants shall take into account any and all taxes (including any penalties and interest) paid by or for the Executive or refunded to the Executive or for the Executive's benefit. As soon as practicable after the Adjustment Amount has been so determined, the Corporation shall pay the Adjustment Amount to the Executive or the Executive shall repay the Adjustment Amount to the Corporation, as the case may be.

        (c) In each calendar year that the Executive receives payments of benefits under this Section 6, the Executive shall report on his state and federal income tax returns such information as is consistent with the determination made by the independent tax counsel or accountants of the Corporation as described above. The Corporation shall indemnify and hold the Executive harmless from any and all losses, costs and expenses (including without limitation, reasonable attorneys' fees, interest, fines and penalties) which the Executive incurs as a result of so reporting such information. Executive shall promptly notify the Corporation in writing whenever the Executive receives notice of the institution of a judicial or administrative proceeding, formal or informal, in which the federal tax treatment under Section 4999 of the Code of any amount paid or payable under this Section 6 is being reviewed or is in dispute. The Corporation shall assume control at its expense over all legal and accounting matters pertaining to such federal tax treatment (except to the extent necessary or appropriate for the Executive to resolve any such proceeding with respect to any matter unrelated to amounts paid or payable pursuant to this Section 6) and the Executive shall cooperate fully with the Corporation in any such proceeding. The Executive shall not enter into an compromise or settlement or otherwise prejudice any rights the Corporation may have in connection therewith without the prior consent of the Corporation.

     7. Mitigation; Exclusivity of Benefits.
        -----------------------------------

        (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such


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benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

        (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

     8. Withholding. All payments required to be made by the Corporation
        -----------
hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Corporation may reasonably determine should be withheld pursuant to any applicable law or regulation.

     9. Assignability. The Corporation may assign this Agreement and its rights
        -------------
and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Corporation may hereafter merge or consolidate or to which the Corporation may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Corporation hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

     10. Notice. For the purposes of this Agreement, notices and all other
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communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

                           To the Corporation:
                                    Chairman of the Board
                                    ML Bancorp, Inc.
                                    Two Aldwyn Center
                                    Lancaster Avenue and Route 320
                                    Villanova, Pennsylvania  19085

                           To the Bank:
                                    Chairman of the Board
                                    Main Line Bank
                                    Two Aldwyn Center
                                    Lancaster Avenue and Route 320
                                    Villanova, Pennsylvania  19085

                           To the Executive:
                                    Dennis S. Marlo
                                    1064 Tinker Hill Lane
                                    Malvern, Pennsylvania  19355

     11. Amendment; Waiver. No provisions of this Agreement may be modified,
         -----------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the

Board of Directors of the Corporation to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     12. Governing Law. The validity, interpretation, construction and
         -------------
performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Pennsylvania.

     13. Nature of Obligations. Nothing contained herein shall create or
         ---------------------
required the Corporation to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Corporation hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

     14. Headings. The section headings contained in this Agreement are for
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reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15. Validity. The invalidity or unenforceability of any provision of this
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Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     16. Counterparts. This Agreement may be executed in one or more
         ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     17. Entire Agreement. This Agreement embodies the entire agreement between
         ----------------
the Corporation and the Executive with respect to the matters agreed to herein. All prior agreements between the Corporation and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect. Notwithstanding the foregoing, nothing contained in this Agreement shall affect the agreement of even date being entered into between the Bank and the Executive.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                                     /S/ ML BANCORP, INC.

                                                     /S/ DENNIS S. MARLO

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